UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

iBio, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment No. 1”) to amend Item 8.01 of the Current Report on Form 8-K it filed with the Securities and Exchange Commission on April 8, 2026 (the “Original Form 8-K”) to correct a typographical error contained therein regarding the date that the Series G warrants (the “Series G Warrants”) to purchase up to 35,770,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) will expire. As amended, this Amendment No. 1 correctly states that the Series G Warrants will expire at 5:00 p.m. (New York City time) on May 20, 2026. This Amendment No. 1 also updates the number of outstanding Series G Warrants and adds disclosure regarding the number of outstanding shares of the Company’s Common Stock and the issuance of pre-funded warrants upon the exercise of Series G Warrants.

Item 8.01. Other Events.

On April 8, 2026, the Company issued a press release announcing (the “Public Announcement”) that it received Clinical Trial Notification acknowledgement from Australia’s Therapeutic Goods Administration and ethics approval from a Human Research Ethics Committee, enabling the initiation of a first-in-human clinical trial of IBIO-600 in Australia to initiate its Phase 1 clinical trial of IBIO-600 in Australia. First participants are expected to be dosed in the second quarter of 2026.

As previously disclosed, on August 19, 2025, the Company issued and sold pre-funded warrants (the “2025 Pre-Funded Warrants”) to purchase an aggregate of up to 71,540,000 shares of the Company’s Common Stock, and accompanying Series G Warrants to purchase (i) an aggregate of up to 35,770,000 shares of Common Stock (or, for those investors who so chose, pre-funded warrants to purchase up to 35,770,000 shares of Common Stock in lieu thereof) and (ii) Series H warrants (the “Series H Warrants”) to purchase an aggregate of up to 35,770,000 shares of Common Stock (or, for those investors who so chose, pre-funded warrants to purchase up to 35,770,000 shares of Common Stock in lieu thereof) (the “2025 Offering”).

The terms of the Series G Warrants provide that such warrants expire at 5:00 p.m. (New York City time) on the date that is the earlier of (i) 30 trading days following the Company’s Public Announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission, that an Investigational New Drug application filed with the U.S. Food and Drug Administration, a Clinical Trial Notification filed with the applicable foreign governmental body in Australia, a Clinical Trial Application filed with the European Medicines Agency or an equivalent submission filed with a foreign governmental body to initiate a clinical trial in any other foreign jurisdiction, has been accepted or has otherwise gone into effect, as applicable; and (ii) five years from the date of issuance. As a result of the Public Announcement, the Series G Warrants will be exercisable at any time prior to 5:00 p.m. (New York City time) on May 20, 2026, the 30th trading day following the Public Announcement. When issued upon exercise of the Series G Warrants, the Series H Warrants will expire on the four-year anniversary of the closing date of the 2025 Offering.

As of April 17, 2026, there are outstanding Series G Warrants to purchase (i) an aggregate of up to 11,065,000 shares of Common Stock, based upon all exercises of Series G Warrants through such date (irrespective of whether the shares of Common Stock issuable upon exercise have been issued by the Company’s transfer agent after the Company’s receipt of an exercise notice and funds). If all of the currently outstanding Series G Warrants were exercised into shares of Common Stock prior to their expiration date, an additional 11,065,000 shares of Common Stock will be issued, in addition to Series H Warrants to purchase an aggregate of up to 11,065,000 shares of Common Stock (or pre-funded warrants in lieu thereof).

As of April 17, 2026, there are 36,143,561 shares of Common Stock outstanding. Subsequent to the Original Form 8-K, the Company also issued pre-funded warrants to purchase up to 13,790,000 shares of Common Stock upon the exercise of Series G Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026	IBIO, INC.

	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	Chief Legal Officer